SUB-INVESTMENT ADVISORY AGREEMENT
BETWEEN ASTON ASSET MANAGEMENT, LP
AND M.D. SASS INVESTORS SERVICES, INC.
      SUB-INVESTMENT ADVISORY AGREEMENT (the "Agreement") made
this 15th day of April, 2010 by and between ASTON ASSET
MANAGEMENT, LP (hereinafter referred to as the "Investment
Adviser") and M.D. SASS INVESTORS SERVICES, INC. (hereinafter referred to as the "Subadviser"), which Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall
constitute but one instrument.
W I T N E S S E T H:
      WHEREAS, the Investment Adviser has been retained by Aston Funds, a Delaware statutory trust (the "Trust"), a registered management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") to provide investment
advisory services to the Trust with respect to certain series of the Trust set forth in Schedule A hereto as may be amended from time to time (hereinafter referred to as a "Fund" and
collectively, the "Funds" of the Trust);
      WHEREAS, the Investment Adviser wishes to enter into a
contract with the Subadviser to provide research, analysis,
advice and recommendations with respect to the purchase and sale of securities, and make investment commitments with respect to such portion of the Funds' assets as shall be allocated to the Subadviser by the Investment Adviser from time to time (the
"Allocated Assets"), subject to oversight by the Trustees of the
Trust and the supervision of the Investment Adviser.
      NOW THEREFORE, in consideration of the mutual agreements
herein contained, and intending to be bound, the parties agree as follows:
      1.	In accordance with the Investment Advisory Agreement
between the Trust and the Investment Adviser ("Investment
Advisory Agreement") with respect to the Funds, the Investment
Adviser hereby appoints the Subadviser to act as subadviser with respect to the Allocated Assets for the period and on the terms set forth in this Agreement.  The Subadviser accepts such
appointment and agrees to render the services set forth herein, for the compensation provided herein.
      2.	As compensation for the services enumerated herein,
the Investment Adviser will pay the Subadviser a fee with
respect to the Allocated Assets, which shall be calculated and payable monthly in arrears based on the average daily net assets of the Fund, in an amount equal to 50% of the positive
difference, if any, of (x) the advisory fee payable to the
Investment Adviser with respect to the Allocated Assets of the
Fund (before reduction of the fee payable to Subadviser) minus
(y) the sum of: (i) any investment advisory fees waived by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, (ii) any reimbursement of expenses by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, and (iii)
any payments made by the Investment Adviser to third parties that provide distribution, shareholder services or similar
services on behalf of the Fund.  If the foregoing calculation results in a negative amount during any period, no payment shall be due to Subadviser for such period and the negative amount, together with any previous negative amounts (the "Cumulative
Negative Amounts"), shall accrue as an offset against future amounts payable to Subadviser hereunder.  If the foregoing
calculation results in a positive amount and Cumulative Negative Amounts are outstanding, the amount payable to Subadviser during such period shall be reduced by any outstanding Cumulative
Negative Amounts until the balance of Cumulative Negative
Amounts is reduced to zero.
      For the purposes of this Agreement, a Fund's "net assets"
shall be determined as provided in the Fund's then-current
Prospectus (as used herein this term includes the related
Statement of Additional Information).
      If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Subadviser's compensation for such fraction of the month shall be prorated based on the number of calendar days of such month during which the Agreement is effective.
      3.	This Agreement shall become effective with respect to
a Fund as of the date set forth opposite the Fund's name as set forth on Schedule A hereto (the "Effective Date"), provided that it has been approved by the Trustees of the Trust in accordance with the provisions of the 1940 Act and the rules thereunder and, if so required by the 1940 Act and the rules thereunder, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.
      4.	This Agreement shall continue in effect for the
initial term set forth in Schedule A. It shall be renewed automatically thereafter with respect to a Fund by the
Investment Adviser and the Subadviser for successive periods not exceeding one year, if and only if such renewal and continuance is specifically approved at least annually by the Board of
Trustees of the Trust or by a vote of the majority of the
outstanding voting securities of the Fund as prescribed by the
1940 Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the
Trust's Trustees, who are not parties to such Agreement or
interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval.  This
Agreement will terminate with respect to a Fund without the
payment of any penalty upon termination of the Investment
Advisory Agreement relating to a Fund by either party thereto (accompanied by simultaneous notice to the Subadviser) or upon sixty days' written notice to the Subadviser that the Trustees of the Trust, the Investment Adviser or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the 1940 Act, have terminated this Agreement.
This Agreement may also be terminated by the Subadviser with respect to a Fund without penalty upon sixty days' written
notice to the Investment Adviser and the Trust.
      This Agreement shall terminate automatically with respect
to a Fund in the event of its assignment or, upon notice thereof to the Subadviser, the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the
Board of Trustees of the Trust and the shareholders of the Fund if so required by the 1940 Act (in each case as the term
"assignment" is defined in Section 2(a)(4) of the 1940 Act,
subject to such exemptions as may be granted by the Securities and Exchange Commission ("SEC") by any rule, regulation, order or interpretive guidance).
      5.	Subject to the oversight of the Board of Trustees of
the Trust and the Investment Adviser, the Subadviser will
provide an investment program for the Allocated Assets,
including investment research and management with respect to securities and investments, including cash and cash equivalents, and will determine from time to time what securities and other investments will be purchased, retained or sold. The Subadviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus, as provided to the Subadviser by the Investment Adviser.  The Subadviser further agrees that, in all matters relating to the performance of this Agreement, it:
             (a)	shall act in conformity with the Trust's
Declaration of Trust, By-Laws and currently effective
registration statements under the 1940 Act and the Securities
Act of 1933 and any amendments or supplements thereto (the "Registration Statements") and with the written policies, procedures and guidelines of each Fund, and written instructions and directions of the Trustees of the Trust and shall comply with the requirements of the 1940 Act and the Investment
Advisers Act of 1940 and the rules thereunder, and all other applicable federal and state laws and regulations. The Trust agrees to provide Subadviser with copies of the Trust's
Declaration of Trust, By-Laws, Registration Statements, written policies, procedures and guidelines, and written instructions and directions of the Trustees, and any amendments or
supplements to any of them at, or, if practicable, before the time such materials, instructions or directives become
effective;
            (b)	will pay expenses incurred by it in connection
with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for each Fund, provided that the Subadviser will not pay for or
provide a credit with respect to any research provided to it in accordance with Section 5(c);
            (c)	will place orders pursuant to its investment
determinations for the Allocated Assets either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Subadviser will attempt to obtain the best overall price and the most favorable execution of its
orders.  Subject to policies established by the Trustees of the
Trust and communicated to the Subadviser, it is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of a Fund, or be in breach of any obligation owing to the
Investment Adviser or the Trust or in respect of a Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a
broker or a dealer a commission for effecting a securities
transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have
charged if the Subadviser determines in good faith that the
commission paid was reasonable in relation to the brokerage or research services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934 and interpretive guidance issued by the SEC thereunder) provided by such member, broker or dealer, viewed in terms of that particular transaction or the Subadviser's overall responsibilities with respect to the accounts, including the Fund, as to which it exercises
investment discretion;
            (d)	will review the daily valuation of securities
comprising the Allocated Assets of each Fund as obtained on a daily basis by the Fund's administrator and furnished by it to Subadviser, and will promptly notify the Trust and the
Investment Adviser if the Subadviser believes that any such
valuations may not properly reflect the market value of any
securities owned by the Fund, provided, however, that the
Subadviser is not required by this sub-paragraph to obtain
valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities;
            (e)	unless otherwise instructed, will be responsible
for voting all proxies of the Allocated Assets in accordance with the Proxy Voting Policies and Guidelines of Subadviser (the "Proxy Policy"), provided that such Proxy Policy and any amendments thereto are furnished to the Trust;
            (f)	will attend regular business and investment-
related meetings with the Trust's Board of Trustees and the
Investment Adviser if requested to do so by the Trust and/or the Investment Adviser, and at its expense, shall supply the Board, the officers of the Trust, and the Investment Adviser with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder;
            (g)	will maintain books and records with respect to
the securities transactions for the Allocated Assets of each
Fund and proxy voting record for the Allocated Assets of the
Fund, furnish to the Investment Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the
Investment Adviser all of the Subadviser's reports to the
Trust's Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings; and
            (h)	will pay expenses incurred by the Trust for any
matters related to any transaction or event that is deemed to result in change of control of the Subadviser or otherwise
result in the assignment of the Sub-Investment Advisory
Agreement under the 1940 Act.
      6.	The Investment Adviser or its affiliates may, from
time to time, engage other subadvisers to advise other series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a "Sub-Advised Fund").  The
Subadviser agrees that it will not consult with any other
subadviser engaged by the Investment Adviser or its affiliates with respect to transactions in securities or other assets
concerning a Fund or another Sub-Advised Fund, except to the extent permitted by the rules under the 1940 Act that permit certain transactions with a subadviser or its affiliates.
      7.	Subadviser agrees with respect to the services
provided to each Fund that it:
            (a)	will promptly communicate to the Investment
Adviser such information relating to Fund transactions as the officers and Trustees of the Trust may reasonably request and as communicated to the Subadviser; and
            (b)	will treat confidentially and as proprietary
information of the Trust all records and other information
relative to each Fund and its prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and
approval in writing by the Trust, which approval may not be
withheld where Subadviser is advised by counsel that the
Subadviser may be exposed to civil or criminal contempt or other proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).
      8.	In compliance with the requirements of Rule 31a-3
under the 1940 Act, Subadviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such
records upon the Trust's request, provided, that Subadviser may retain copies thereof at its own expense.  Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2
under the 1940 Act the records required to be maintained by Rule
31a-1 under the 1940 Act relating to transactions placed by
Subadviser for the Fund.  Subadviser further agrees to maintain each Fund's proxy voting record with respect to the Allocated
Assets in a form mutually agreeable between the parties and
which contains the information required by Form N-PX under the
1940 Act.
      9.	It is expressly understood and agreed that the
services to be rendered by the Subadviser to the Investment
Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Subadviser shall be free to
provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby.  In addition, but
without limiting any separate agreement between the Subadviser and the Investment Adviser to the contrary, nothing in this
Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser who may also be a
Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
      10.	The Investment Adviser agrees that it will furnish
currently to the Subadviser all information with reference to each Fund and the Trust that is reasonably necessary to permit the Subadviser to carry out its responsibilities under this
Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Subadviser procedures consistent with the
Trust's contract with each Fund's custodian from time to time
(the "Custodian"), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for each Fund by
payment to or delivery by the Custodian of all cash and/or
securities or other investments due to or from the Fund, and Subadviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the
Custodian.
      11.	The Subadviser and its directors, officers,
stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or the Trust in connection with any
matters to which this Agreement relates or for any other act or omission in the performance by the Subadviser of its duties under this Agreement except that nothing herein contained shall be construed to protect the Subadviser against any liability by reason of the Subadviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.
      12.	If any provision of this Agreement shall be held or
made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
Except to the extent governed by federal law including the 1940
Act, this Agreement shall be governed by, and construed in
accordance with, the laws of the State of Delaware, without
applying the principles of conflicts of law thereunder.
      13.	No provision of this Agreement may be changed,
discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.  No amendment of this Agreement shall be effective with respect to the Trust
until approved as required by applicable law.
      14.	Any notice to be given hereunder may be given by
personal notification or by facsimile transmission, to the party specified at the address stated below:
      To the Investment Adviser at:
Aston Asset Management, LP
120 N. LaSalle Street, 25th Floor
Chicago, Illinois 60602
Attn:  President
Facsimile:  (312) 268-1380
      To the Subadviser at:
M.D. Sass Investors Services, Inc.
1185 Avenue of the Americas, 18th Floor
New York, New York 10036
Attn:  President
Facsimile:  (212) 843-5949
      To a Fund or the Trust at:
Aston Funds
120 N. LaSalle Street, 25th Floor
Chicago, Illinois 60602
Attn:  President
Facsimile:  (312) 268-1380
or addressed as such party may from time to time designate by notice to other parties in accordance herewith.
      15.	The Subadviser agrees that for any claim by it against
a Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of a Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ATTEST:

ASTON ASSET MANAGEMENT, LP
By:

ATTEST:

M.D. SASS INVESTORS SERVICES, INC.
By:




SCHEDULE A

Fund                                   Effective Date   Initial Term
Aston/M.D. Sass Enhanced Equity Fund   April 15, 2010   December 31, 2011